UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455	32-0027992
(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

On December 3, 2010, following approval by the Council of Ministers for the Republic of Albania of the Production Sharing Contract, dated June 24, 2010 (the “PSC”), by and between Sky Petroleum, Inc. (the “Company”) and the Ministry of Economy, Trade and Energy of Albania, acting through the National Agency of Natural Resources of Albania, and publication of the PSC in the Fletoren Zyrtare, the Company issued the following securities to Orsett Ventures Inc., a British Virgin Islands company (the “Orsett”):

(a)       3,863,636 shares of Series B Preferred Stock (“Series B Preferred Shares”) and

(b)       1,500,000 shares of common stock (“Common Shares”).

The Series B Preferred Shares and the Common Shares were issued to Orsett as consideration for the services provided by Orsett to the Company under the terms of Amendment No. 2, dated October 3, 2010, to the Consultant Agreement for Business Development in the Republic of Albania, dated May 18, 2010, as previously amended June 29, 2010 (“Consultant Agreement”) by and between the Company and Orsett

For more information regarding the PSC, see the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2010.  For more information regarding the Consultant Agreement and the services provided by Orsett to the Company, see the Company’s Current Reports on Form 8-K filed with the SEC on May 25, 2010, June 30, 2010, and October 7, 2010.  For more information regarding the rights and restrictions of the Series B Preferred Shares, see the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2010.

The Series B Preferred Shares and the Common Shares were issued by the Company to Orsett in an off-shore transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “U.S. Securities”), in reliance upon Rule 903 of Regulation S under the U.S. Securities Act.  Orsett is not a U.S. person as defined in Rule 902(k) of Regulation S.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated:	December 3, 2010	By:	/s/ Michael D. Noonan
Michael D. Noonan
VP Corporate

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